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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                FORM 8-K/A NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 23, 2001



                       VALUE CITY DEPARTMENT STORES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




   Ohio                           1-10767                      31-1322832
------------                ---------------------         ---------------------
(STATE OR OTHER             (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)



                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)





                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5. OTHER ITEMS.

         On August 23, 2001, Value City Department Stores, Inc. (the "Company") entered into a non-binding letter of intent with Schottenstein Stores Corporation ("SSC") to sell all of the outstanding stock or assets of Shonac Corporation, DSW Shoe Warehouse, Inc. and Filene's Basement, Inc. (the "Businesses") for an aggregate purchase price of $275 million, comprised of $200 million in cash and the assumption of the $75 million Value City Senior Subordinated Convertible Loan held by SSC.

         As part of the consideration, SSC agreed to increase immediately the line of credit under the Value City Subordinated Credit Facility from $50 million to $100 million and to allow Value City to draw immediately $50 million on the terms set forth in the Subordinated Credit Facility.

         The non-binding letter of intent allows the Company to:

         o continue to negotiate with certain third parties who, prior to August 31, 2001, indicated an interest in acquiring one or more of the Businesses, and

         o subject to the payment of a termination fee of $8.45 million, terminate the letter of intent with SSC pursuant to a superior proposal for one or more of the Businesses prior to the execution of a definitive agreement with SSC.

         As of October 24, 2001, the Company and SSC continue to negotiate the terms of a definitive agreement to sell the Businesses. Further, until a definitive agreement has been entered into with SSC, the Company continues to pursue agreements for the acquisition of one or more of the Businesses with the third parties who, prior to August 31, 2001, had indicated an interest in acquiring the Businesses. The additional $50 million credit availability agreed to by SSC in the letter of intent continues to be available to the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

         Exhibit No.                     Description

         99.1 Letter of Intent by and between Value City Department Stores, Inc. and Schottenstein Stores Corporation, dated as of August 23, 2001. (Previously Filed)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VALUE CITY DEPARTMENT STORES, INC.


Date: October 24, 2001                By: /s/ George Kolber
                                          --------------------------------------
                                          George Kolber, Chief Executive Officer


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                                  EXHIBIT INDEX


    Exhibit No.                         Description

       99.1 Letter of Intent by and between Value City Department Stores, Inc. and Schottenstein Stores Corporation, dated as of August 23, 2001. (Previously Filed)